      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 26, 2001
                                              REGISTRATION NO. 333-_____________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                  ------------

                       CHROMAVISION MEDICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     75-2649072
  (State or Other Jurisdiction              (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                               33171 PASEO CERVEZA
                      SAN JUAN CAPISTRANO, CALIFORNIA 92675
               (Address of Principal Executive Offices) (Zip Code)

                             ----------------------

         CHROMAVISION MEDICAL SYSTEMS, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                             ----------------------

                           DOUGLAS S. HARRINGTON, M.D.
         CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS
                       CHROMAVISION MEDICAL SYSTEMS, INC.
           33171 PASEO CERVEZA, SAN JUAN CAPISTRANO, CALIFORNIA 92675
                     (Name and Address of Agent for Service)
                                 (888) 443-3310
          (Telephone number, including area code, of agent for service)

                             ----------------------

                                   Copies to:
                              ROY J. SCHMIDT, ESQ.
                           GIBSON, DUNN & CRUTCHER LLP
                       333 SOUTH GRAND AVENUE, SUITE 4600
                       LOS ANGELES, CALIFORNIA 90071-3197
                                 (213) 229-7000

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                   Proposed Maximum       Proposed Maximum
 Title of Securities           Amount to be         Offering Price            Aggregate              Amount of
  to be Registered             Registered(1)         per Share(2)         Offering Price(2)      Registration Fee
 -------------------           -------------       ----------------       -----------------      ----------------

Common Stock, par value
$0.01 per share                1,000,000 shares    $ 5.43                 $5,430,000             $1,358.00
====================================================================================================================================


Stock Purchase Rights(3)
======================================================================================================================

(1) Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, the number of shares being registered shall include an indeterminate number of shares of Common Stock which become issuable under the ChromaVision Medical Systems, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction in accordance with the anti-dilution provisions of the ChromaVision Medical Systems, Inc. Employee Stock Purchase Plan.

(2) Estimated solely for purposes of calculating the registration fee. Calculated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Common Stock, as reported on the Nasdaq National Market, of $5.43 per share on June 20, 2001.


(3) Pursuant to the Rights Agreement of the Registrant, as amended, one stock purchase right (each a "Right") is deemed to be delivered with each share of Common Stock issued by the Registrant. The Rights currently are not separately transferable apart from the Common Stock. Accordingly, no independent value has been attributed to the Rights.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         ChromaVision Medical Systems, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (b) The description of the Registrant's Common Stock contained in the Registration Statement on Form 8-A filed by the Registrant on June 27, 1997; and

         (c) The description of the Registrant's Stock Purchase Rights to accompany each share of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on March 12, 1999, as amended by amendments thereto on Forms 8-A/A filed on July 2, 1999 and on October 10, 2000.

         All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         The Registrant's By-laws require the Registrant to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed proceeding by reason of the fact that he is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, fiduciary or agent of another corporation, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any such criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Such indemnification as to expenses is mandatory to the extent the individual is successful on the merits of the matter. Delaware law permits the Registrant to provide similar indemnification to employees and agents who are not directors or officers. The determination of whether an individual meets the applicable standard of conduct may be made by the disinterested directors, independent legal counsel or the stockholders. Delaware law also permits indemnification in connection with a proceeding brought by or in the right of the Registrant to procure a judgment in its favor. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

         The Registrant has a directors' and officers' liability insurance policy that affords directors and officers with insurance coverage for losses arising from claims based on breaches of duty, negligence, error and other wrongful acts.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibit
Number     Exhibit
------     -------

   4.1     ChromaVision Medical Systems, Inc. Employee Stock Purchase Plan.

   5.1     Opinion of Gibson, Dunn & Crutcher LLP.

  23.1     Consent of Independent Auditors.

  23.2     Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

  24.1     Power of Attorney (see signature pages, pages II-4 and II-5).

Item 9.  Undertakings

         A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that subparagraphs (1)(i) and (l)(ii) shall not apply if the information required to be included in a post-effective amendment by those subparagraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof, and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold upon the termination of the Registrant's Employee Stock Purchase Plan.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. The undersigned Registrant hereby undertakes that, insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions incorporated by reference in Item 6, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Juan Capistrano, State of California, on this 26th day of June, 2001.

                                             CHROMAVISION MEDICAL SYSTEMS, INC.


                                             By: /s/ DOUGLAS S. HARRINGTON, M.D.
                                                 ------------------------------
                                                 Douglas S. Harrington, M.D.
                                                 Chief Executive Officer and
                                                 Chairman of the Board of
                                                 Directors


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

That each such person whose signature appears below constitutes and appoints, jointly and severally, Douglas S. Harrington and Kevin C. O'Boyle, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, including pre-effective and post-effective amendments, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                 SIGNATURE                                        TITLE                                 DATE
                 ---------                                        -----                                 ----

/s/ DOUGLAS S. HARRINGTON, M.D.              Chief Executive Officer (Principal Executive          June 26, 2001
-----------------------------------          Officer) and Chairman of the Board of Directors
Douglas S. Harrington, M.D.

/s/ KEVIN C. O'BOYLE                         Executive Vice President, Operations and Chief        June 26, 2001
-----------------------------------          Financial Officer (Principal Financial and
Kevin C. O'Boyle                             Accounting Officer)

/s/ MICHAEL F. COLA                          Director                                              June 26, 2001
-----------------------------------
Michael F. Cola

/s/ RICHARD C. E. MORGAN                     Director                                              June 26, 2001
-----------------------------------
Richard C. E. Morgan

/s/ MARY LAKE POLAN, M.D., PH.D.             Director                                              June 26, 2001
-----------------------------------
Mary Lake Polan, M.D., Ph.D.

/s/ CHARLES A. ROOT                          Director                                              June 26, 2001
-----------------------------------
Charles A. Root

/s/ THOMAS R. TESTMAN                        Director                                              June 26, 2001
-----------------------------------
Thomas R. Testman

/s/ JON R. WAMPLER                           Director                                              June 26, 2001
-----------------------------------
Jon R. Wampler


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                                  EXHIBIT INDEX

Exhibit
Number     Exhibit
------     -------

   4.1     ChromaVision Medical Systems, Inc. Employee Stock Purchase Plan.

   5.1     Opinion of Gibson, Dunn & Crutcher LLP.

  23.1     Consent of Independent Auditors.

  23.2     Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

  24.1     Power of Attorney (see signature pages, pages II-4 and II-5).